Exhibit 99.4

Dear Depositor:

We are pleased to announce that the Board of Directors of Colonial Federal Savings Bank unanimously approved a plan of reorganization and minority stock issuance pursuant to which CFSB Bancorp, Inc., the proposed holding company for Colonial Federal Savings Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of CFSB Bancorp, Inc. will be held by our mutual holding company, 15 Beach, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion, while preserving our mutual form of ownership. Upon completion of the reorganization:

•	existing deposit accounts and loans will remain exactly the same

•	deposit accounts will continue to be federally insured up to the maximum legal limit

To further our commitment to our local community, and as part of the reorganization and offering, we intend to establish and fund, with shares of CFSB Bancorp, Inc. common stock and cash, a new charitable foundation, Colonial Federal Savings Bank Charitable Foundation, Inc. Giving back to our local community is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the community.

The Proxy Card

Under banking regulations, both the plan of reorganization and minority stock issuance and the contribution to the Colonial Federal Savings Bank Charitable Foundation, Inc. require the approval of the depositors of Colonial Federal Savings Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed proxy statement, please cast your vote by mail, telephone or internet using the instructions on the enclosed proxy card. Voting will not obligate you to purchase any shares of CFSB Bancorp, Inc. common stock in the offering.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” approval of the contribution to the charitable foundation.

The Stock Order Form

As a qualifying depositor, you have nontransferable rights to subscribe for shares of CFSB Bancorp, Inc. common stock on a priority basis, before the stock is offered for sale to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by CFSB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on [Expiration Date]. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at any of our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael E. McFarland

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

M

Dear Voting Depositor:

We are pleased to announce that the Board of Directors of Colonial Federal Savings Bank unanimously approved a plan of reorganization and minority stock issuance pursuant to which CFSB Bancorp, Inc., the proposed holding company for Colonial Federal Savings Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of CFSB Bancorp, Inc. will be held by our mutual holding company, 15 Beach, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion, while preserving our mutual form of ownership. Upon completion of the reorganization:

•	existing deposit accounts and loans will remain exactly the same

•	deposit accounts will continue to be federally insured up to the maximum legal limit

To further our commitment to our local community, and as part of the reorganization and offering, we intend to establish and fund, with shares of CFSB Bancorp, Inc. common stock and cash, a new charitable foundation, Colonial Federal Savings Bank Charitable Foundation, Inc. Giving back to our local community is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the community.

The Proxy Card

Under banking regulations, both the plan of reorganization and minority stock issuance and the contribution to the Colonial Federal Savings Bank Charitable Foundation, Inc. require the approval of the depositors of Colonial Federal Savings Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed material, please cast your vote by mail, telephone or internet using the instructions on the enclosed proxy card.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” approval of the contribution to the charitable foundation.

We regret that we are unable to offer you the opportunity to subscribe for shares of common stock of CFSB Bancorp, Inc. in the subscription offering because under the plan of reorganization and minority stock issuance and applicable federal regulations, individuals who only have non-interest bearing demand deposit accounts at Colonial Federal Savings Bank do not have subscription rights. If shares remain available after the subscription offering and we offer shares in a community offering, you may be able to purchase shares in the community offering.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael E. McFarland

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

V

Dear Depositor:

We are pleased to announce that the Board of Directors of Colonial Federal Savings Bank unanimously approved a plan of reorganization and minority stock issuance pursuant to which CFSB Bancorp, Inc., the proposed holding company for Colonial Federal Savings Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of CFSB Bancorp, Inc. will be held by our mutual holding company, 15 Beach, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion, while preserving our mutual form of ownership. Upon completion of the reorganization:

•	existing deposit accounts and loans will remain exactly the same

•	deposit accounts will continue to be federally insured up to the maximum legal limit

To further our commitment to our local community, and as part of the reorganization and offering, we intend to establish and fund, with shares of CFSB Bancorp, Inc. common stock and cash, a new charitable foundation, Colonial Federal Savings Bank Charitable Foundation, Inc. Giving back to our local community is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the community.

The Proxy Card

Under banking regulations, both the plan of reorganization and minority stock issuance and the contribution to the Colonial Federal Savings Bank Charitable Foundation, Inc. require the approval of the depositors of Colonial Federal Savings Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed material, please cast your vote by mail, telephone or internet using the instructions on the enclosed proxy card.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” approval of the contribution to the charitable foundation.

We regret that we are unable to offer you the opportunity to subscribe for shares of common stock in the offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of CFSB Bancorp, Inc. and (2) as an agent of CFSB Bancorp, Inc. in order to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael E. McFarland

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

B

Dear Friend of Colonial Federal Savings Bank:

We are pleased to announce that the Board of Directors of Colonial Federal Savings Bank unanimously approved a plan of reorganization and minority stock issuance pursuant to which CFSB Bancorp, Inc., the proposed holding company for Colonial Federal Savings Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of CFSB Bancorp, Inc. will be held by our mutual holding company, 15 Beach, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion, while preserving our mutual form of ownership.

To further our commitment to our local community, and as part of the reorganization and offering, we intend to establish and fund, with shares of CFSB Bancorp, Inc. common stock and cash, a new charitable foundation, Colonial Federal Savings Bank Charitable Foundation, Inc. Giving back to our local community is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the community.

As a former depositor of Colonial Federal Savings Bank, you have nontransferable rights to subscribe for shares of CFSB Bancorp, Inc. common stock on a priority basis, before the stock is offered for sale to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by CFSB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on [Expiration Date]. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at any of our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael E. McFarland

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

F

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering being conducted by CFSB Bancorp, Inc., the proposed holding company for Colonial Federal Savings Bank. The majority of the shares of common stock of CFSB Bancorp, Inc. will be held by our mutual holding company, 15 Beach, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion, while preserving Colonial Federal Savings Bank’s mutual form of ownership.

This information packet includes the following:

Prospectus

This document provides detailed information about the operations of Colonial Federal Savings Bank, CFSB Bancorp, Inc. and 15 Beach, MHC and the stock offering being conducted by CFSB Bancorp, Inc. Please read it carefully before making an investment decision.

Stock Order Form

If you wish to subscribe for shares, please complete the enclosed stock order form. Your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by CFSB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on [Expiration Date].

Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at any of our other offices.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael E. McFarland

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

I

Piper Sandler & Co.

Dear Prospective Investor:

At the request of Colonial Federal Savings Bank and its proposed holding company, CFSB Bancorp, Inc., we have enclosed material regarding the offering of common stock by CFSB Bancorp, Inc. Following completion of the offering, the majority of the shares will be held by CFSB Bancorp, Inc.’s mutual holding company, 15 Beach, MHC. The enclosed material includes a prospectus and a stock order form, which offers you the opportunity to subscribe for shares of common stock of CFSB Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call the Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Piper Sandler representative. If you decide to subscribe for shares, your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by CFSB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on [Expiration Date].

We have been asked by CFSB Bancorp, Inc. to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction that may be applicable. This is not a recommendation or solicitation for any action by you with regard to the enclosed materials.

Piper Sandler

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

D

Questions and Answers

About the Stock Offering

In accordance with the plan of reorganization and minority stock issuance unanimously approved by the Board of Directors of Colonial Federal Savings Bank, CFSB Bancorp, Inc. is offering shares of its common stock for sale. The majority of the shares of CFSB Bancorp, Inc. will be held by our mutual holding company, 15 Beach, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion, while preserving our mutual form of ownership.

We are offering the shares in a subscription offering, first to qualifying depositors of Colonial Federal Savings Bank and Colonial Federal Savings Bank’s tax-qualified employee benefit plans. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons residing in Norfolk County, Massachusetts.

This brochure provides some summary information about the offering and how to purchase shares, and is qualified in its entirety by the prospectus delivered with it. Investing in common stock involves certain risks. For a discussion of these risks and other factors that may affect your investment decision, investors are urged to read the accompanying prospectus before making an investment decision, including the section titled “Risk Factors.”

Q.	What types of deposits allow a depositor to purchase stock in the subscription offering?

A.

Only depositors with savings accounts, certificate of deposit, money market accounts and passbook accounts with Colonial Federal Savings Bank with at least $50 on deposit as of the dates listed below have the right to subscribe for stock on a priority basis in the subscription offering. Depositors that only maintain a non-interest bearing demand deposit with Colonial Federal Savings Bank do not have the right to subscribe for stock on a priority basis in the subscription offering.

Q.	Who can purchase stock in the subscription offering?

A.

Only qualifying depositors of Colonial Federal Savings Bank and Colonial Federal Savings Bank’s employee stock benefit plans may purchase shares of stock in the subscription offering. For purposes of the plan of reorganization and minority stock issuance and in accordance with federal regulations, non-interest bearing demand deposit accounts are not qualifying deposits for which subscription rights are provided.

The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $50 or more at the close of business on June 30, 2020.

2)	Colonial Federal Savings Bank’s tax-qualified employee benefit plans.

3)

Supplemental Eligible Account Holders: Depositors (other than directors and officers of Colonial Federal Savings Bank, CFSB Bancorp, Inc. or 15 Beach, MHC) with aggregate balances of $50 or more at the close of business on September 30, 2021 and who are not otherwise eligible in category (1) above.

4)	Other Depositors: Depositors at the close of business on October 31, 2021 and who are not otherwise eligible in categories (1) or (3) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.

Subject to the priority rights of qualifying depositors and Colonial Federal Savings Bank’s employee stock ownership plan and 401(k) plan in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in Norfolk County, Massachusetts will be given preference in the community offering. The community offering may begin concurrently with, during or promptly after the subscription offering.

Q.	Am I guaranteed to receive shares if I place an order?

A.

No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers according to the preferences and priorities set forth in the plan of reorganization and minority stock issuance and described in the prospectus. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.

CFSB Bancorp, Inc. is offering a maximum of 2,472,500 shares of common stock at a price of $10.00 per share. Under certain circumstances, CFSB Bancorp, Inc. may increase the maximum number of shares to up to 2,843,375 shares.

Q.	How much stock can I purchase?

A.

The minimum purchase is 25 shares ($250). As more fully described in the plan of reorganization and minority stock issuance and in the prospectus, the maximum purchase by any person in the subscription and/or community offering is 10,000 shares ($100,000). In addition, no person, together with their associates, or group of persons acting in concert, may purchase more than 15,000 shares ($150,000) of common stock in the offering.

Q.	How do I order stock?

A.

If you decide to subscribe for shares, you must return your properly completed and signed original stock order form, along with full payment for the shares, to CFSB Bancorp, Inc. by the deadline noted on the stock order form. Please call the Stock Information Center if you need assistance completing the stock order form. Stock order forms may be returned by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at any of our other offices.

Q.	When is the deadline to subscribe for stock?

A.

A properly completed original stock order form, together with the required full payment, must be physically received by CFSB Bancorp, Inc. (not postmarked) no later than _:00 p.m., Eastern Time, on [Expiration Date].

Q.	How can I pay for my shares of stock?

A.

You can pay for the shares of common stock by check, bank check, money order, or withdrawal from your deposit account or certificate of deposit at Colonial Federal Savings Bank. Checks and money orders must be made payable to CFSB Bancorp, Inc. Withdrawals from a certificate of deposit at Colonial Federal Savings Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Colonial Federal Savings Bank home equity line of credit to pay for shares of common stock?

A.

No. Colonial Federal Savings Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Colonial Federal Savings Bank home equity or other line of credit.

Q.	Can I subscribe for shares using funds in my IRA at Colonial Federal Savings Bank?

A.

No. Federal regulations do not permit the purchase of common stock in your IRA or other qualified retirement plan at Colonial Federal Savings Bank. To use these funds to subscribe for common stock, you need to transfer the funds to a “self-directed” IRA or other trust account at another unaffiliated financial institution that permits investment in equity securities within such account. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you do not need to transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?

A.

No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?

A.

Yes, subject to the overall purchase limitations in the offering. Unless we determine otherwise, spouses, persons having the same address or persons exercising subscription rights through joint accounts or qualifying accounts registered to the same address will be presumed to be associates of, or acting in concert with, each other.

Q.	I have custodial accounts at Colonial Federal Savings Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?

A.

Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at Colonial Federal Savings Bank. May I use these accounts to purchase stock in the subscription offering?

A.

Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or authorized signatory for the business or the trustee of the trust to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the stock offering closes?

A.

Yes. Any payment made by check or money order will earn interest at 0.10% per annum from the date the order is processed to the completion or termination of the stock offering. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.

Following completion of the reorganization and offering, our Board will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. We currently do not intend to pay cash dividends on our common stock.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the reorganization and offering, shares of our common stock are expected to trade on the Nasdaq Capital Market under the symbol “CFSB.”
Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.

Physical stock certificates will not be issued. Our transfer agent Continental Stock Transfer & Trust Company will send you a stock ownership statement, via the Direct Registration System (“DRS”), by first class mail as soon as practicable after the completion of the offering. Trading is expected to commence the first business day following closing of the stock offering. Although the shares of CFSB Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.	What is direct registration and DRS?

A.

Direct registration is the ownership of stock registered in your own name on the books of CFSB Bancorp, Inc. without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (referred to as “book entry”) on the books of CFSB Bancorp, Inc. The Direct Registration System is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Q.	What if I have additional questions?

A.

The prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IMPORTANT REMINDER

WE NEED

YOUR HELP

As a follow-up to our recent mailing regarding our plan of reorganization and minority stock issuance and the contribution to the charitable foundation, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖  If you have already voted, please accept our thanks

❖  Voting “FOR” the proposals will not affect your deposit accounts or loans

❖  Deposit accounts will continue to be federally insured

❖  Voting does not obligate you to purchase stock in the offering

Thank you for choosing Colonial Federal Savings Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].

Michael E. McFarland President and Chief Executive Officer

PG1

SECOND REQUEST

WE NEED

YOUR HELP

As a follow-up to our recent mailing regarding our plan of reorganization and minority stock issuance and the contribution to the charitable foundation, OUR RECORDS SHOW THAT YOU HAVE NOT YET VOTED ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖  If you have already voted, please accept our thanks

❖  Voting “FOR” the proposals will not affect your deposit accounts or loans

❖  Deposit accounts will continue to be federally insured

❖  Voting does not obligate you to purchase stock in the offering

Thank you for choosing Colonial Federal Savings Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].

Michael E. McFarland President and Chief Executive Officer

PG2

TIME IS RUNNING OUT AND WE STILL NEED YOUR HELP!

By now, you have received several proxy mailings regarding our vote. Our records show that you have not voted all of your proxy cards received. You may have received more than one proxy card depending on the ownership structure of your accounts. We ask for your support by voting the enclosed proxy card today.

Thank you for choosing Colonial Federal Savings Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].

Michael E. McFarland President and Chief Executive Officer

PG3

COLONIAL FEDERAL SAVINGS BANK

     Please vote by marking one of the boxes as shown.

1.       The approval of a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan.

REVOCABLE PROXY CONTROL NUMBER
FOR	AGAINST
2. The approval of the contribution to the Colonial Federal Savings Bank Charitable Foundation, Inc.

The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Members, the Bank’s proxy statement for the Special Meeting of Members, and CFSB Bancorp, Inc.’s prospectus.

FOR	AGAINST

Signature Date

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE. NONE ARE DUPLICATES.

DETACH HERE

WHAT Am I Voting For?

We are counting on you to cast your vote “FOR” the approval of the plan of reorganization and minority stock issuance and “FOR” the approval of the contribution to the Colonial Federal Savings Bank Charitable Foundation, Inc.

WHY Vote?

Because your vote makes a difference. As a valued customer, your vote is important to us. Both proposals require the approval of our voting depositors. Your “FOR” vote will help us support our future growth, preserve our mutual form of ownership, and allow us to continue to make a difference to our customers and local community. We value your relationship and continued support of Colonial Federal Savings Bank and are asking you to help us meet our goal by voting today.

HOW Do I Vote?

1 of 3 ways. Please have your control number(s) ready when voting by telephone or internet.

PROXY VOTING INSTRUCTIONS

By Mail RETURN ENVELOPE	By Phone CALL (xxx) xxxx-xxxx	By Internet www.xxx.com/xxxxx
PROXY CARDS CAN BE RETURNED IN ONE ENVELOPE.	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY CARD BY MAIL.

THANK YOU For Your Vote.

If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts. Please support us and vote all proxy cards received.

COLONIAL FEDERAL SAVINGS BANK	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLONIAL FEDERAL SAVINGS BANK
SPECIAL MEETING OF MEMBERS TO BE HELD ON [SPECIAL MEETING DATE]

The undersigned hereby appoints the full Board of Directors of Colonial Federal Savings Bank (the “Bank”), with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at [Special Meeting Location] on [Special Meeting Date] at     :00     .m., Eastern Time, and at any and all adjournments thereof, as follows, in accordance with the instructions on the reverse side hereof:

1.  The approval of a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), pursuant to which the Bank will reorganize from a mutual savings bank to a mutual holding company structure (the “Reorganization”). As part of the Reorganization, (1) the Bank will convert to stock savings bank that will be wholly owned by CFSB Bancorp, Inc., a federal corporation (the “Company”), and (2) the Company will offer shares of its common stock for sale in a public stock offering.

2.  The approval of the contribution in connection with the Reorganization and stock offering of 2% of the to be outstanding shares of Company common stock and $250,000 of cash to the Colonial Federal Savings Bank Charitable Foundation, Inc. (the “Charitable Foundation”), a Delaware non-stock corporation that will be dedicated to charitable purposes within the communities in which the Bank conducts its business.

     Such other business as may properly come before the Special Meeting, or at any adjournment thereof. Note: The Board of Directors is not aware of any such other business.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Special Meeting, or at any adjournments, and notifies the Secretary of the Bank at the Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE PROPOSALS STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF REORGANIZATION

AND “FOR” THE APPROVAL OF THE CONTRIBUTION TO THE CHARITABLE FOUNDATION.

(Continued on reverse side)

DETACH HERE

WHY Reorganize?

The reorganization and minority stock offering will provide us with access to additional capital, which will provide us the financial strength to better serve our customers and support our future growth and expansion. The mutual holding company structure, in which the majority of the outstanding shares of our new holding company, CFSB Bancorp, Inc., will be held by our newly formed mutual holding company, 15 Beach, MHC, will preserve the Bank’s mutual form of ownership and its ability to remain an independent community bank.

WHY Establish and Contribute to the Charitable Foundation?

The establishment and funding of the Colonial Federal Savings Bank Charitable Foundation, Inc., with cash and shares of CFSB Bancorp, Inc. common stock, is intended to enhance the Bank’s existing community development activities in a manner that will allow the Bank’s local community to share in the growth and profitability of the Bank over the long term. The reorganization and minority stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community through the charitable foundation. Giving back to our local community is an important part of our corporate mission and the establishment and funding of the charitable foundation will further our goal of actively supporting the community that we so proudly serve.

WHAT Will Change?

No changes are planned in the way we operate our business. The reorganization is an internal change to our corporate structure and will have no effect on the staffing, products or services we offer to our customers. Voting will not affect your deposit accounts or loans. Deposit accounts will continue to be federally insured.

We appreciate your vote and your continued support of Colonial Federal Savings Bank.

Please support us and vote all proxy cards received.

CFSB Bancorp, Inc.

Colonial Federal Savings Bank

If you have more than one account,

you may have received more than one proxy card

depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received. None are duplicates.

Please Support Us &

Vote Your Proxy Card Today

CFSB Bancorp, Inc.

                    , 2021

Dear Subscriber:

We hereby acknowledge receipt of your order for shares, listed below, and payment at $10.00 per share, of shares of CFSB Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of CFSB Bancorp, Inc. common stock, if any, that will be issued to you. Following completion of the reorganization and offering, shares will be allocated in accordance with the plan of reorganization and minority stock issuance.

Once the offering has been completed, you will receive by mail from our transfer agent, Continental Stock Transfer & Trust Company, a statement indicating your ownership of CFSB Bancorp, Inc. common stock.

Please retain this letter and refer to the batch and item number indicated below for any future inquiries you may have regarding this order.

If you have any questions, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

CFSB Bancorp, Inc.

Stock Information Center

CFSB Bancorp, Inc.

                    , 2022

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders], [Other Depositors] [or] [community members]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in CFSB Bancorp, Inc. and hope you become an owner of our stock in the future. Our common stock has commenced trading on the Nasdaq Capital Market under the symbol “CFSB.”

CFSB Bancorp, Inc.

Stock Information Center

CFSB Bancorp, Inc.

                    , 2022

Welcome Stockholder:

Thank you for your interest in CFSB Bancorp, Inc. (the “Company”). Our reorganization and offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on                     , 2022; this is your stock purchase date.

If your subscription was paid for by check, bank draft or money order, we will send you a check for interest on the funds you submitted, and, if your subscription was not filled in full, the refund due.

The enclosed statement is your evidence of ownership of shares of Company common stock. All stock sold in the offering has been issued in book entry form through the Direct Registration System (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

Continental Stock Transfer & Trust Company

Attn: CFSB Bancorp, Inc. Investor Services

1 State St. 30th Floor

New York, NY 10004

1 (800) 509-5586

Email: cstmail@continentalstock.com

Trading [is expected to] [commenced] on the Nasdaq Capital Market under the symbol “CFSB” on                     , 2022. Please contact a stockbroker if you choose to sell your stock or purchase any additional shares in the future.

On behalf of the Board, officers and employees of CFSB Bancorp, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Michael E. McFarland

President and Chief Executive Officer

CFSB Bancorp, Inc.

                    , 2022

Dear Interested Subscriber:

We regret to inform you that CFSB Bancorp, Inc., the holding company for Colonial Federal Savings Bank, did not accept your order for shares of CFSB Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of reorganization and minority stock issuance, which gives CFSB Bancorp, Inc. the right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

CFSB Bancorp, Inc.

Stock Information Center

CFSB Bancorp, Inc.

                    , 2021

Dear Community Member:

We are enclosing material in connection with the stock offering by CFSB Bancorp, Inc., the proposed holding company for Colonial Federal Savings Bank.

Piper Sandler & Co. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at     :00 p.m., Eastern Time, on [Expiration Date].

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Piper Sandler & Co.

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Colonial Federal Savings Bank

CFSB Bancorp, Inc.

Commences Stock Offering

CFSB Bancorp, Inc., the proposed holding company for Colonial Federal Savings Bank, is offering shares of its common stock for sale in a minority stock offering.

Shares of CFSB Bancorp, Inc. common stock are being offered for sale at a price of $10.00 per share. As a member of the community served by Colonial Federal Savings Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and related offering material by calling our Stock Information Center at [Stock Center Phone Number], Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

EMAIL VOTE REMINDER

HAVE YOU VOTED YET?

As a valued customer, your vote is important to us.

If you were a Colonial Federal Savings Bank depositor as of [Voting Record Date], you recently received a large white package containing proxy materials requesting your vote on two proposals:

❖	Our plan of reorganization and minority stock issuance; and
❖	Our contribution of stock and cash to a new charitable foundation.

If you have not yet voted, please support us by voting all proxy cards received by mail, telephone or internet as indicated on the proxy card. If you have any questions please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Help us meet our goal by casting your vote

“FOR” approval of the plan and

“FOR” approval of the contribution to the charitable foundation.

YOUR SUPPORT	YOUR VOTE	OUR THANKS
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